Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
American International Industries, Inc.
Kemah, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2013 relating to the financial statements of American International Industries, Inc. as of December 31, 2012 and 2011 for the years then ended.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
December 13, 2013